SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

U.S. Plastic Lumber Corp.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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U.S. PLASTIC LUMBER CORP. 2300 Glades Rd., Suite 440W Boca Raton, Florida 33431 (561) 394-3511

April 28, 2002

Dear Stockholder:

      The directors and officers of your company cordially invite you to attend the Annual Meeting of the Stockholders of U.S. Plastic Lumber Corp., which will be held at the Company’s plant located at 1909 NE 25th Avenue, Ocala, FL 33470 on Wednesday, May 29, 2002 at 2:00 P.M. (Eastern Daylight Savings Time).

      At the Annual Meeting, each stockholder will be asked to:

1.	elect a director for a term of three years, or until his successor has been duly elected and qualified;

2.	ratify the appointment of BDO SEIDMAN, LLP as the Company’s auditors for fiscal year ending December 31, 2002; and

3.	vote on any other business which may properly come before the Annual Meeting.

      It is important that your shares are represented at the Annual Meeting, whether or not you attend the Annual Meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote, date and sign your proxy card and return it to the Company in the enclosed envelope as soon as possible.

Sincerely,

Mark S. Alsentzer

Chairman, CEO and President

U.S. PLASTIC LUMBER CORP. 2300 Glades Rd., Suite 440W Boca Raton, Florida 33431 (561) 394-3511

NOTICE OF THE 2001 ANNUAL MEETING OF THE STOCKHOLDERS

TO BE HELD MAY 29, 2002

To the Stockholders of U.S. Plastic Lumber Corp.:

      Notice is hereby given that an Annual Meeting of the Stockholders (“Annual Meeting”) of U.S. Plastic Lumber Corp. (the “Company”) will be held at the Company’s Ocala plastic lumber plant located at 1909 NE 25th Avenue, Ocala, FL 33470 on Wednesday, May 29, 2002 at 2:00 P.M. (Eastern Daylight Savings Time) in which each stockholder will be asked to consider and act upon:

1.	the election of a director for a term of three years, or until his successor has been duly elected and qualified;

2.	the ratification of the appointment of BDO SEIDMAN, LLP as the Company’s auditors for fiscal year ending December 31, 2002; and

3.	such other business matter which may properly come before the Annual Meeting.

IF YOU PLAN TO ATTEND:

      Only stockholders of record as of April 10, 2002, or their duly appointed proxies, may attend the meeting. Seating is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 1:30 p.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Please note that if your shares, or the person or entity for whom you are the duly appointed proxy, are held in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

      Even if you plan to attend the Annual Meeting in person, you are requested to date, sign and return the enclosed form of proxy card, which is solicited on behalf of the Board of Directors, at your earliest convenience. You may revoke your proxy at any time prior to exercise.

By Order of the Board of Directors,

Bruce C. Rosetto
Secretary

April 28, 2002

Boca Raton, Florida

      PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. IT WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES AND ENSURE A QUORUM AT THE SPECIAL MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

U.S. PLASTIC LUMBER CORP.

2300 Glades Rd., Suite 440W
Boca Raton, Florida 33431

PROXY STATEMENT

2002 ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2002

       The Board of Directors of U.S. Plastic Lumber Corp. (“USPL” or the “Company”) solicits your proxy for use at the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 29, 2002 at the Company’s plastic lumber plant located at 1909 NE 25th Avenue, Ocala, Florida 33470 at 2:00 p.m. E.D.T. or any postponement or adjustment thereof for the purposes set forth in the foregoing Notice of the Annual Meeting. The Notice of Annual Meeting, this proxy statement and the enclosed proxy are being first mailed to stockholders on or about April 28, 2002.

      At the Annual Meeting, stockholders will be asked to consider and act upon: (i) the election of a director for a term of three years, or until his successor has been duly elected and qualified; (ii) the ratification of the appointment of BDO Seidman, LLP as the Company’s auditors for the fiscal year ending December 31, 2002, as well as any other business matter which may properly come before the Annual Meeting.

      Stockholders of record can mail their signed proxy to the Company in the self addressed stamped envelope provided herewith. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy or by giving written notice of such revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person.

VOTE REQUIRED AND PROXY INFORMATION

      Only stockholders of USPL common stock, par value $.0001 per share (the “Common Stock”), of record at the close of business on April 10, 2002 (“Record Date”) are entitled to vote at the Annual Meeting.

      As of the close of business on the Record Date, 44,278,159 shares of Common Stock were issued and outstanding. Each share of Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting. In order for a quorum to be present at the Annual Meeting, a majority of the outstanding shares of the Common Stock as of the close of business on the Record Date must be present in person or represented by proxy at the Annual Meeting. All such shares that are present in person or represented by proxy at the Annual Meeting will be counted in determining whether a quorum is present, including abstentions and broker non-votes. A broker non-vote occurs when shares held by a broker are not voted with respect to the proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

      A form of proxy is enclosed. If properly executed and received prior to the Annual Meeting in time for voting, and not revoked, the enclosed proxy will be voted as indicated in accordance with the instructions thereon. If no directions to the contrary are indicated, the persons named in the enclosed proxy will vote all shares of the Common Stock for: (i) election of all nominees for director hereinafter named (“Proposal 1”), and

(ii) ratification of the appointment of BDO SEIDMAN, LLP as the independent auditors of the Company for the fiscal year ended December 31, 2002 (“Proposal 2”).

      The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters to be presented at the Annual Meeting which the Company does not have notice on or prior to March 26, 2002; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not amount to ratification of the action taken at the Annual Meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (v) matters incident to the conduct of the Annual Meeting. In connection with such matters, the persons named in the enclosed form of proxy will vote in accordance with their best judgment.

      The Company is not currently aware of any matters that will be brought before the Annual Meeting (other than procedural matters) that are not referred to in the enclosed notice of the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of USPL. The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

      The election of the director will be determined by a plurality vote. The approval of Proposal 2 and any other business matters properly brought before the Annual Meeting requires the number of votes cast in favor of the proposal to exceed the number of votes cast in opposition to the proposal. Under Nevada law, an abstention, withholding of authority to vote or a broker non-vote on any proposal, other than the election of directors, will not be counted as votes cast for or against such proposal.

      A stockholder giving proxy pursuant to this solicitation may revoke such proxy any time before it is voted by (i) filing with our Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person (although attendance of the Annual Meeting will not in itself constitute a revocation of the proxy). Before the taking of the vote at the Annual Meeting, any written notice of revocation or subsequent proxy should be sent to U.S. Plastic Lumber Corp., 2300 W. Glades Road, Suite 440W, Boca Raton, Florida 33431, attention: Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

       The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock by: (i) each person who is known to the Company to be the beneficial owner of five percent (5%) or more of the outstanding Common Stock, (ii) each director of the Company, (iii) the Company’s chief executive officer and each other officer of the Company whose salary and bonus totaled $100,000 or more during fiscal 2001; and (iv) all directors and executive officers of the Company as a group.

      The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly they may include securities owned by or for, among others, the wife and/or minor children or the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after the date of this table. Beneficial ownership may be disclaimed as to certain of the securities. All shares listed in the table below represent shares of Common Stock as of April 10, 2002.

	Amount of
	Shares		Percent
Name and Address**	Beneficially Owned		of Class

Directors and Executive Officers

Mark S. Alsentzer	11,785,132	(1)	24.3%

Roger Zitrin	393,974	(2)	*

August C. Schultes, III	10,834,354	(3)	22.9%

Gary J. Ziegler	11,064,050	(4)	23.4%

Kenneth Leung	475,121	(5)	1.1%

Bruce C. Rosetto	212,371	(6)	*

Michael D. Schmidt	167,308	(7)	*

All directors and executive officers as a group (8 persons)	13,980,056	(8)	28.5%

5% Holders

Stout Partnership	10,533,127	(9)	22.2%
101 Jessup Rd., Thorofare, NJ 08086

Halifax Fund, LP	4,662,877	(10)	9.9%
195 Maplewood Ave., Maplewood NJ 07040

*	Less than 1%.

**	The business address of all of the executive officers and directors is 2300 W. Glades Road, Suite 440 W, Boca Raton, Florida 33431.

(1)	Includes 84,823 shares held directly by Mr. Alsentzer, 5,000 shares owned by Mr. Alsentzer’s spouse, as to which Mr. Alsentzer has shared voting and dispositive power, 1,105,000 shares which Mr. Alsentzer presently has the right to acquire through the exercise of outstanding options, 10,533,127 shares, as to which Mr. Alsentzer has shared voting power as a general partner of Stout Partnership (see Notes 9 and 10 below), 39,182 shares held by Marrin LLP, a limited partnership, as to which Mr. Alsentzer has full voting power and shared dispositive power, and 18,000 shares held by Adams Oil Inc., as to which Mr. Alsentzer has shared voting and dispositive power.

(2)	Includes 16,474 shares held directly by Mr. Zitrin, 350,000 shares held by Mr. Zitrin’s spouse, as to which Mr. Zitrin has shared voting and dispositive power, and 27,500 shares which Mr. Zitrin has the right to acquire through the exercise of options.
(3)	Includes 112,727 shares held directly by Mr. Schultes, 27,500 shares which Mr. Schultes has the right to acquire through the exercise of options, and 143,000 shares acquired upon the conversion of the Series D Preferred Stock owned by A.C. Schultes, Inc. Mr. Schultes has the sole voting and dispositive power over the shares held by A.C. Schultes, Inc. Includes 10,533,127 shares, as to which Mr. Schultes has shared voting power as a general partner of Stout Partnership (see Notes 9 and 10 below), and 18,000 shares held by Adams Oil Inc., as to which Mr. Schultes has shared voting and dispositive power.
(4)	Includes 433,428 shares held directly by Mr. Ziegler, 27,500 shares which Mr. Ziegler has the right to acquire through the exercise of options, and 42,857 shares acquired upon the conversion of Series D Preferred Stock owned by Consultants and Planners, Inc. Mr. Ziegler has the sole voting and dispositive power over the shares held by Consultants and Planners, Inc. Includes 10,533,127 shares, as to which Mr. Ziegler has shared voting power as a general partner of Stout Partnership (see Notes 9 and 10 below), 18,000 shares held by Adams Oil Inc., as to which Mr. Ziegler has shared voting and dispositive power, and 9,138 shares owned by Bedford 5 LP, as to which Mr. Ziegler has shared voting and dispositive power.
(5)	Includes 6,000 shares held directly by Mr. Leung, 550 shares held by a family member, 15,000 shares Mr. Leung has the right to acquire through the exercise of options, and 453,571 shares owned by EOF II, of which Mr. Leung is a member of the investment committee with shared voting and dispositive power.
(6)	Includes 62,371 shares held directly by Mr. Rosetto and 150,000 shares Mr. Rosetto has the right to acquire through the exercise of options.
(7)	Includes 17,308 shares held directly by Mr. Schmidt and 150,000 shares which Mr. Schmidt has the right to acquire through the exercise of options.
(8)	Some of our officers and directors are general partners of Stout Partnership, including Mark S. Alsentzer, August C. Schultes III, and Gary J. Ziegler. All of the shares beneficially owned by Stout Partnership are owned by the general partnership, whose ownership is described in the Schedule 13D dated March 13, 1998 and Note 10 below. Each of the individual partners of Stout Partnership have voting power and dispositive power equal to their pro rata interest.
(9)	Includes 5,748,842 shares beneficially owned by Stout Partnership , 70,000 shares subject to options granted to Stout Partnership, 500,000 shares subject to warrants granted to Stout Partnership in consideration of the renewal of $5.0 million in outstanding loans made to us that had come due, and 2,500,000 shares subject to the convertible debentures of Stout Partnership based upon conversion occurring at the initial conversion price of $2.00 per share. The debentures convert at the lowest of $2.00 per share or the lowest closing price for the four trading days immediately preceding the conversion. If the conversion were to occur on April 10, 2002, the lowest closing sales price of our common stock for the four trading days immediately preceding the conversion as reported on the Nasdaq National Market would be $0.33, and the number of shares the debentures would be convertible into would be 15,151,515. For the purposes of this table, we used the initial conversion price of $2.00 to determine beneficial ownership. Stout Partnership would beneficially own 38.6% of our common stock issued and outstanding as of April 10, 2002 if the debentures were converted on April 10, 2002. Also includes 1,714,285 shares acquired upon the conversion of Series E Preferred Stock converted into common stock on March 31, 2002.

(10)	Halifax and its investment advisor, The Palladin Group, L.P., share voting and dispositive power with respect to 9.9% of our shares (4,662,877 shares as of April 10, 2002) and disclaim beneficial ownership with respect to the remaining shares as a result of an ownership limitation contained in agreements entered into between us and which restrict the number of shares of our common stock into which such entities may convert the 5% convertible debenture, 25% convertible debenture, warrants (which are exercisable for 787,500 shares of common stock) and Series D Convertible Preferred Stock (which is convertible into 285,714 shares of common stock) to 9.9% of our outstanding common stock or 4,662,877. Yarmouth Investments, Ltd. is the sole general partner of Halifax. Palladin Capital Management, LLC is the sole general partner of Palladin Group. Yarmouth and Palladin Capital are controlled by Jeffrey Devers.

PROPOSAL 1 — ELECTION OF DIRECTORS

       The Board of Directors is currently composed of five members. At the Annual Meeting, stockholders will vote on the election of one director for a three year term, whose term expires at the Annual Meeting. The By-Laws provide for three classes of directors, each class serving staggered three year terms. If for any reason any of the nominee for election at the Annual Meeting becomes unable or is unwilling to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote for substitute nominee. The Board knows of no reason why any nominee will be unable to serve.

      The following table sets forth information regarding the nominee for election to the Company’s Board of Directors and directors remaining in office and each director’s term of office.

Nominees

		Position with	Director	Expiration
Name	Age(1)	the Company	Since	of Term

Gary J. Ziegler	54	Director	Feb 1997	2002

Directors Whose Terms Continue

Mark S. Alsentzer	47	Director, CEO & President; Chairman	May 1994	2003

August C. Schultes	55	Director	Feb 1997	2003

Roger N. Zitrin	54	Director	Nov 1996	2004

Kenneth Leung	57	Director	July 1999	2004

(1)	Age as of 12/31/01

      The principal occupation of each director of the Company and each nominee for director is set forth below unless otherwise indicated. Unless otherwise noted, all directors have held their present employment position for at least five years.

      MARK S. ALSENTZER. Chairman, Director, President & CEO. Mr. Alsentzer has been the President and CEO since December 1996, and the Chairman since January 2000. He was previously Chairman of the Company from November 1997 to May 1999. From 1980 to 1992, Mr. Alsentzer served as President of Stout Environmental, Inc., a full service hazardous waste environmental service company. During this period, Stout Environmental Inc. increased its revenues from $2 million to $90 million and the number of employees from 46 to 700. In 1992, Stout Environmental Inc. merged with Republic Industries Inc., where Mr. Alsentzer remained as Vice President of Republic Environmental Systems, Inc. until he joined U.S. Plastic Lumber Corp. In addition, Mr. Alsentzer was a Director of Cemtech, a company which grew from $3 million to $21 million and was sold to Waste Management Inc. in 1991. Mr. Alsentzer was the former CEO and founder of Clean Earth, Inc., which is currently a wholly-owned subsidiary of the Company and a leading recycler of contaminated soil and debris located in the northeast, from 1993 to 1996. Mr. Alsentzer has a Bachelor of Science degree in Chemical Engineering from Lehigh University and a Masters in Business Administration from Fairleigh Dickinson University. Mr. Alsentzer also serves as a Director of Mace Security International, Inc. (MACE), a public company, since December 1999, a company that owns and operates car washes throughout the United States.

      AUGUST C. SCHULTES III. Director. Mr. Schultes is Chairman of the Board and CEO of A.C. Schultes, Inc., a contracting and service organization specializing in water well drilling, water and waste water treatment, and pump and motor repair services for over seventy-five years with offices in Maryland, Delaware and New Jersey. He is also the Chairman of the Board and CEO of Life Care Institute, a medical diagnostic center with facilities to perform stress tests, CAT scans, MRI scans and physical therapy located in New Jersey. He was also the founder, Chairman of the Board and CEO of Stout Environmental, Inc. Mr. Schultes is a graduate of Penn State University and has a Bachelor of Science degree in Civil Engineering.

      ROGER N. ZITRIN. Director. Dr. Zitrin was the founder and President of the Heart Association of Palm Beach County where he was a practicing physician specializing in cardiology from until he retired in 1992. He is presently acting as an independent investor and investment advisor. Dr. Zitrin is the founder of Florida Medical Laser Corp. and Gold Coast Specialty Lab and co-founder of Physicians Cardiac Imaging. He is presently acting as financial advisor to Gold Coast Ventures, Inc. and serving as a Board member of Associated Home Health. Dr. Zitrin is a graduate of Rutgers College of Medicine and Dentistry.

      GARY J. ZIEGLER. Director. Mr. Ziegler is President of Consultants and Planners, Inc., which provides operating services to several water utility companies in New Jersey. Mr. Ziegler is a Professional Engineer and Professional Planner in New Jersey, a Professional Engineer in Maryland, Pennsylvania, Ohio and New York and a member of the American Society of Civil Engineers and the National Society of Professional Engineers. He was President of W.C. Services, Inc. and Vice President of Stout Environmental, Inc. Mr. Ziegler is a graduate of Clemson University with a Bachelor of Science degree in Civil Engineering.

      KENNETH CH’UAN-K’AI LEUNG. Director. Mr. Leung heads the Corporate Finance Department of Sanders Morris Harris in New York City and is the Chief Investment Officer of Environmental Opportunities Funds I and II. Prior to joining Sanders Morris Harris in 1995, Mr. Leung was a Managing Director at Smith Barney from 1978 to 1994. He has been an Institutional Investor “All Star” analyst for twenty-one years and has been involved in many of the major environmental service investment banking transactions over the last sixteen years. Mr. Leung was a Vice President at F. Eberstadt & Co. from 1974 to 1978 and an Assistant Treasurer at Chemical Bank from 1967 to 1974. Mr. Leung holds a Masters in Business Administration degree in Finance from Columbia University and a Bachelor of Arts degree in History from Fordham College. He serves on the Board of Directors of Zahren Alternative Power Corp., Capital Environmental Resource Inc., Avista Resources, Inc., Synagro Technologies, Inc. and Northstar Passenger Services Ltd.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR DIRECTOR.

Directors’ Meetings and Committees of the Board of Directors

      The Board of Directors held 11 meetings and took numerous actions by unanimous written consents during 2001. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which such director served.

  Committees of the Board of Directors

      The Company had an Audit Committee, Acquisition Committee, Nominating Committee and Compensation Committee during 2001. The following is a description of each such committee:

      The Audit Committee consisted of Messrs. Leung, Ziegler and Zitrin in 2001. It held two meetings during 2001. The Audit Committee recommends the independent accountants appointed by the Board of Directors of the Company and reviews issues raised by such accountants as to the scope of their audit and their report thereon including any questions or recommendations which may arise relating to the Company’s internal accounting and auditing control procedures. The members of the Audit Committee are independent as defined in NASDAQ Rule 4200(a)(14). The Audit Committee adopted a written charter on May 31, 2000. A copy of the Audit Committee charter was attached as an exhibit to the Proxy Statement provided as part of the 2001 Annual Meeting of the Stockholders. The NASDAQ Market Place Rules provide an exception to the independence requirement which permit one member of the Audit Committee who is not independent (assuming the member is not a current employee or an immediate family member of an employee) if the Board determines that: (i) membership on the committee by the individual is required by the best interests of the Company and its shareholders; and (ii) the Board discloses, in the next annual meeting proxy statement, subsequent to such determination, the nature of the relationship and the reasons for that determination.

      The Board of Directors believes that Gary Ziegler’s service in the Audit Committee is in the best interest of the Company and its shareholders due to his extensive business experience and financial sophistication.

      The Nominating Committee consisted of Messrs. Ziegler, Schultes and Leung in 2001. It held no meetings during 2001. Its function is to select candidates for election to the position of director and make recommendations to the Board regarding candidates. Any stockholder wishing to propose a nominee should submit a recommendation in writing to the Company’s Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as a director. Such nominations must be in compliance with the timeframes set forth in the SEC Rule 14(a)-8.

      The Acquisition Committee consisted of Messrs. Alsentzer, Leung and Schultes in 2001. It had no meetings during 2001. Its function is to review and approve acquisitions that are under $10 million in purchase price consideration without the requirement of Board approval.

      The Compensation Committee consisted of Messrs. Schultes, Zitrin and Ziegler in 2001. The Compensation Committee held no meetings during 2001. Its function is to review and make recommendations to the Board of Directors with respect to the Company’s compensation of the officers of the Company, including salary, bonus, options and benefits under any existing and future compensation plans. None of the members of this committee is or has ever been an officer or employee of the Company or otherwise received compensation from the Company other than as a director.

Audit Committee Report

      On March 27, 2002, the Audit Committee met with management to review and discuss the audited financial statements. The Audit Committee also conducted discussions with its independent auditors, KPMG LLP, regarding the matters required by the Statement on Auditing Standards No. 61. As required by Independence Standards Board Standard No. 1, “Independence Discussion with Audit Committees,” the Audit Committee has discussed with and received the required written disclosures and a confirming letter from KPMG LLP regarding its independence and has discussed with KPMG LLP its independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

      This Audit Committee Report and information regarding the audit committee contained in the paragraph preceding the Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of this proxy statement, except to the extent that the Company specifically requests that the Report or information be specifically incorporated by reference.

The Audit Committee

Kenneth Leung                     Roger N. Zitrin

Gary J. Ziegler

  Director Compensation

      Beginning on May 15, 1996, the Board adopted a compensation package for non-employee directors which provides for the award of 100 shares of the Company’s unregistered Common Stock for each meeting attended and 60 shares of unregistered Common Stock for each Committee meeting attended not held in conjunction with a regular board meeting. For calendar year 2001, Kenneth Leung, August C. Schultes, III, Roger N. Zitrin and Gary J. Ziegler each received 1,100 shares of nonregistered Common Stock pursuant to the aforesaid director compensation plan. Directors who are employees of the Company are not paid any fees or additional compensation for service as members of the Board of Directors or any committees thereof.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee consisted of Messrs. Schultes, Zitrin and Ziegler. Messrs. Zeigler, Schultes and Alsentzer, the Company CEO, are also general partners of Stout Partnership, a beneficial owner of more than 5% of the outstanding Common Stock of the Company. None of these individuals serve as an officer of the Company, other than Mr. Alsentzer. In 1997, Stout Partnership was awarded options to purchase 320,000 shares of Common Stock, of which options to purchase 250,000 shares have been exercised, pursuant to an independent appraisal as to the value of the collateral and personal guarantees provided by each of the general partners of Stout Partnership on behalf of the Company with PNC Bank of Delaware. In December 2000, Stout Partnership was awarded options to purchase 500,000 shares of Common Stock, of which none have been exercised, in exchange for investing additional capital into the Company at a time when the Company was having difficulty funding its working capital needs. From December 2001 through March, 2001, Stout Partnership had invested an additional $3,000,000 as part of the Series E Private Placement issued by the Company. The Series E Preferred Stock was mandatorily converted to common stock pursuant to its terms on March 31, 2002. Stout Partnership has also extended its debenture, with a principal value of $5,000,000, with the Company for an additional period of time in exchange for an increase in interest rate to 16% per annum. The debenture currently has a maturity date of July 1, 2003. See “Certain Transactions.”

Compensation Committee Report

      The Compensation Committee’s function is to review and make recommendations to the Board of Directors with respect to the compensation of the officers of the Company, including salary, bonus and benefits under any existing and future compensation plans, including stock options for all employees.

      The philosophy of the Compensation Committee is to establish appropriate compensation goals for the executive officers of the Company and make recommendations to the Board of Directors with regard to executive compensation and employee stock options. The Compensation Committee seeks to ensure that executive compensation is directly linked to continuous improvements in corporate performance, achievement of specific operational, financial and strategic objectives and increases in shareholder value. There are a wide variety of factors which the Compensation Committee may take into account, such as business conditions within and outside the industry, the Company’s financial performance, the market compensation for executives of similar background and experience, the individual performance of the executive under consideration, the length of time the executive has been in the position, and other factors which the Compensation Committee may deem relevant. The goals of the Compensation Committee in establishing an executive compensation program are: (i) to fairly compensate executive officers of the Company and its subsidiaries for their contributions to the Company’s short-term and long-term performance, and (ii) to allow the Company to attract, motivate and retain the management personnel necessary to the Company’s success by providing an executive compensation program comparable to that offered by other companies seeking quality management personnel.

      Individual base salaries for the named officers are determined by the Compensation Committee based upon the scope of the executive’s responsibilities, comparisons to fair market value of similar positions in the marketplace, a subjective evaluation of the executive’s performance, and the length of time the executive has been in the position.

      The compensation of the Chairman, President and Chief Executive Officer, Mark S. Alsentzer, has been determined utilizing similar criteria as described for other executive officers with emphasis placed upon stock options in order that the compensation of the CEO is aligned with the goals of the Compensation Committee in establishing a strong link between the performance of the Company and return on investment for stockholders. Beginning in 1999, Mr. Alsentzer was also provided with an annual base salary of $280,000 plus $36,000 per year to reimburse Mr. Alsentzer for living expenses associated with his need to maintain a residential unit in the State of Florida near the corporate offices. Additionally, in 1996, Mr. Alsentzer was awarded options to purchase 950,000 shares of Common Stock. The size of the option award was directly linked to specific performance goals, set by the Board, in achieving growth for the Company. Mr. Alsentzer met all the required performance goals in 1997 to 1999, and has, therefore earned the maximum number of options under his compensation program. In 1999, Mr. Alsentzer was awarded options to purchase 200,000 shares of Common Stock at an exercise price of $7.281 per share and 150,000 shares of Common Stock at an exercise price of $4.00 per share. No options were awarded to Mr. Alsentzer in 2000 or 2001.

  Executive Compensation Deductibility

      The Company continues to evaluate its compensation plans to determine whether they comply with Section 162 (m) of the Internal Revenue Code of 1986, as amended. It is the Company’s intent to attempt to comply, to the extent possible, with the aforementioned Internal Revenue Code so that amounts paid pursuant to the Company’s compensation plans will generally be deductible compensation expense. The Compensation Committee does not currently anticipate that the amount of compensation paid to executive officers will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

Compensation Committee of the Board of Directors Roger Zitrin Gary J. Ziegler August C. Schultes, III

EXECUTIVE COMPENSATION

       The following table summarizes compensation paid or accrued during the periods indicated for the Company’s Chief Executive Officer and each other executive officer whose salary and bonus exceeded $100,000 during fiscal year 2001.

SUMMARY COMPENSATION TABLE

			Annual Compensation		Awards

					Number of
					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year		Salary	Compensation(1)	Options	Compensation

Mark Alsentzer,	2001		$274,615	–0–	–0–	$36,000	(2)
Chairman, CEO and	2000		$271,923	–0–	–0–	$36,000	(2)
President	1999		$180,000	–0–	350,000	$36,000	(2)

John Poling,	2001		$122,596	–0–	–0–	–0–
Chief Financial Officer	2000		$111,779	–0–	–0–	–0–
	1999	(4)	$65,385	–0–	125,000	–0–

Bruce C. Rosetto,	2001		$33,461	–0–	–0–	–0–	(3)
Vice President and	2000		$20,000	–0–	–0–	–0–	(3)
General	1999		$56,923	$25,000	110,000	–0–	(3)
Counsel/Secretary

Michael D. Schmidt,	2001		$119,192	–0–	–0–	–0–
Vice President of	2000		$102,981	–0–	–0–	–0–
Finance	1999		$100,000	$25,000	110,000	–0–

(1)	Excludes perquisites and other personal benefits that do not exceed the lesser of $50,000 or 10% of each officer’s total salary and bonus.
(2)	Represents annual living expenses for maintaining a second home.
(3)	The Company has a professional services contract with Rosetto & Associates, LLC, a private law firm that performs legal work for the Company as well as unrelated third parties. Mr. Rosetto, Vice President, General Counsel and Secretary for the Company, is the sole principal of Rosetto & Associates, LLC. In 2001, Rosetto & Associates billed the Company $508,305 for legal services which are not included in the table above. Rosetto & Associates paid the Company $401,213 for use of office space, office equipment, other shared services and out of pocket expenses paid on behalf of the Company.
(4)	Commenced employment on April 26, 1999

  Employment Agreements

      Mark S. Alsentzer — Chairman, Chief Executive Officer and President. Mr. Alsentzer’s employment agreement is for a three year term beginning October 27, 1999. In addition to an annual salary of $280,000, Mr. Alsentzer receives a $3,000 per month reimbursement for living expenses and reimbursement for expenses related to a residential unit and options to purchase Common Stock described in footnote 2 above. Mr. Alsentzer may be terminated for cause under the employment agreement defined as (i) the conviction of a felony crime involving moral turpitude, (ii) the violation of any restrictive covenants contained within the Agreement; (iii) his engaging in gross negligence or willful misconduct injurious to the Company; or (iv) the failure to substantially perform his duties, other than resulting from incapacity due to physical or mental illness. In the event, Mr. Alsentzer is terminated for cause or he elects to leave the employ of the Company for any reason, then Mr. Alsentzer shall be entitled to receive all unissued options for which the conditions of issuance have otherwise been met and all accrued but unpaid salary. If the employment period ceases due to the death of Mr. Alsentzer, the election of the Company to terminate without cause, change of control or his permanent disability as defined in the agreement, then Mr. Alsentzer shall receive a lump sum cash payment equal to two years base salary as defined in the agreement and all unissued options for which the conditions have not been otherwise met shall be issued to Mr. Alsentzer without regard to performance of the conditions for issuance. Mr. Alsentzer’s contract also contains provisions concerning a covenant not to compete and violate corporate confidences for two years beginning on the date of termination.

      Bruce C. Rosetto — Vice President, General Counsel and Secretary. Mr. Rosetto’s employment agreement is for a three year term beginning October 27, 1999. In addition to the compensation listed above, Mr. Rosetto receives options to purchase Common Stock described in this Proxy Statement. Mr. Rosetto may be terminated for cause under the employment agreement defined as (i) the conviction of a felony crime involving moral turpitude, (ii) the violation of any restrictive covenants contained within the Agreement; (iii) his engaging in gross negligence or willful misconduct injurious to the Company; or (iv) the failure to substantially perform his duties, other than resulting from incapacity due to physical or mental illness. In the event, Mr. Rosetto is terminated for cause or he elects to leave the employ of the Company for any reason, then Mr. Rosetto shall be entitled to receive all unissued options for which the conditions of issuance have otherwise been met and all accrued but unpaid salary. If the employment period ceases due to the death of Mr. Rosetto, the election of the Company to terminate without cause, change of control or his permanent disability as defined in the agreement, then Mr. Rosetto shall receive a lump sum cash payment equal to $260,000 and all unissued options for which the conditions have not been otherwise met shall be issued to Mr. Rosetto without regard to performance of the conditions for issuance. Mr. Rosetto’s contract also contains provisions concerning a covenant not to compete and violate corporate confidences for two years beginning on the date of termination. Mr. Rosetto also receives compensation from Rosetto & Associates, LLC, a law firm of which Mr. Rosetto is principal, that provides legal services to the Company. See “Certain Transactions” for further detail.

      Michael D. Schmidt — Treasurer, Vice President of Finance. Mr. Schmidt’s employment agreement is for a three year term beginning October 27, 1999. In addition to the compensation listed above, Mr. Schmidt receives a $450 per month car allowance and options to purchase Common Stock described in this Proxy Statement. Mr. Schmidt may be terminated for cause under the employment agreement defined as (i) the conviction of a felony crime involving moral turpitude, (ii) the violation of any restrictive covenants contained within the Agreement; (iii) his engaging in gross negligence or willful misconduct injurious to the Company; or (iv) the failure to substantially perform his duties, other than resulting from incapacity due to physical or mental illness. In the event, Mr. Schmidt is terminated for cause or he elects to leave the employ of the Company for any reason, then Mr. Schmidt shall be entitled to receive all unissued options for which the conditions of issuance have otherwise been met and all accrued but unpaid salary. If the employment period ceases due to the death of Mr. Schmidt, the election of the Company to terminate without cause, change of control or his permanent disability as defined in the agreement, then Mr. Schmidt shall receive a lump sum cash payment equal to two years base salary as defined in the agreement and all unissued options for which the conditions have not been otherwise met shall be issued to Mr. Schmidt without regard to performance of the conditions for issuance. Mr. Schmidt’s contract also contains provisions concerning a covenant not to compete and violate corporate confidences for two years beginning on the date of termination.

Options Information

      The following table sets forth information regarding the option values of options held by the Company’s Chief Executive Officer and other executive officers at December 31, 2001. No options were granted to any of the named officers in 2001.

AGGREGATED OPTIONS EXERCISED IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options at	Options at
	Acquired	Value	Fiscal Year End	Fiscal Year End
Name	on Exercise(#)	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable(1)

Mark S. Alsentzer	0	0	1,105,000/0	$0/0

Bruce C. Rosetto	0	0	150,000/0	$0/0

Michael D. Schmidt	0	0	150,000/0	$0/0

(1)	Represents the aggregate market value (market price of the Common Stock less the exercise price) of the options awarded based upon the closing sales price per share of $0.37 on December 31, 2001.
(2)	Mr. Alsentzer has beneficial ownership as a partner in Stout Partnership which has options to purchase 570,000 shares, which are not included in the table above. See “Certain Transactions.”

Certain Transactions

      On February 2, 1999 the Stout Partnership made a $5,000,000 unsecured loan to the Company bearing interest at 10%, with an original maturity date of June 30, 2001. The proceeds were used in the purchase of Eaglebrook Plastics, Inc and Eaglebrook Products, Inc. The Stout Partnership borrowed the $5,000,000 from PNC Bank and the individual partners have personally guaranteed the loan. The Company paid $529,055 and $321,644 in interest on this loan in 2000 and 1999, respectively. In 2001, the Company paid $573,204 in interest on this loan.

      On December 1, 2000 the Stout Partnership, the beneficial owner of 10,533,127 shares of the Company’s Common stock, exchanged the $5,000,000 unsecured loan into a subordinated convertible debenture of an equal dollar amount which currently matures on July 1, 2002, with interest payable monthly in arrears at 11.5% per annum. The Company paid $573,204 of interest on this loan in 2001. The debenture is convertible into common stock at the lower of $2.00 per share or the lowest closing price of the Company’s common stock during the four trading days prior to but not including the conversion date. The debenture is convertible at any time, in whole or part, at the option of the holder. In consideration of the Stout Partnership exchanging its unsecured loan for a subordinated convertible debenture and providing funding through Series E Preferred Stock, the Company granted 250,000 warrants at the exercise price of $1.50 per share. In consideration for extending the maturity date of the debenture from December 1, 2001 to July 1, 2002, and because some of the assets of the Company were not disposed of as of June 1, 2001, on June 1, 2001 the Company granted an additional 250,000 warrants to purchase the Company’s common stock to the Stout Partnership at an exercise price of

$1.50 per share. In addition, during 2000 and 2001, Stout Partnership provided the Company with additional funding of $3,000,000 through the Series E Preferred stock private placement. The Series E Preferred Stock was mandatorily converted to common stock pursuant to its terms on March 31, 2002. Stout Partnership has also extended its debentures, with a principal value of $5,000,000, with the Company for an additional period of time in exchange for an increase in interest rates to 16% per annum, which now currently expire on July 1, 2003. The general partners of Stout Partnership include the following directors of the Company: Marks A. Alsentzer, August C. Schultes, III, and Gary J. Ziegler.

      On March 1, 2002 all of the Company’s outstanding Series D Preferred Stock was automatically converted into an equal amount of the Company’s common stock in accordance with the Series D Certificate of Designation. The dividends in arrears pertaining to the Series D Preferred Stock were converted into a note payable to each holder of the Series D Preferred Stock in pro rata amounts based on the amount of shares held by each party. In connection with this conversion, A.C. Schultes, Inc., a corporation controlled by August C. Schultes, III, a director of the Company, received a note payable in the amount of $110,864. Also in connection with the conversion, a note payable in the amount of $32,979 was issued to Consultants and Planners, Inc. Gary Ziegler, a director of the Company, is affiliated with Consultants and Planners, Inc.

      On March 4, 2002 the Company’s Board of Directors extended the automatic conversion date of the Series E Preferred Stock from March 1, 2002 to March 31, 2002. All of the Series E Preferred Stock is held by the Stout Partnership. Directors Alsentzer, Schultes and Ziegler are general partners of Stout Partnership. The Series E Preferred Stock was mandatorily converted to common stock pursuant to its terms on March 31, 2002. Stout Partnership has also extended its debentures, with a principal value of $5,000,000, with the Company for an additional period of time in exchange for an increase in interest rates to 16% per annum, which now currently expire on July 1, 2003.

      Kenneth Leung, a director of the Company, is a managing director of Sanders Morris Harris (the “Investment Banker”) that rendered the fairness opinion in connection with the proposed sale of Clean Earth. The Investment Banker, including its affiliates, did not receive any compensation from us, other than fees and expenses, totaling $75,000, related to the fairness opinion, during the past two years, except for board fees and reimbursement of travel expenses paid to Kenneth Leung.

      In December 2001, Barbella Environmental Technology, Inc. (“BET”), a wholly-owned subsidiary of Clean Earth, received notice regarding BET’s award of a contract with the City of New York with respect to a landfill project located in Brooklyn, New York (the “Brooklyn Contract”), subject to the satisfaction of certain conditions. These conditions included the issuance of a performance bond on behalf of BET in the amount of $57.5 million at the time of the execution of the Brooklyn Contract. As a result of the Company’s financial condition, the bond company, AIG, requested a $4.0 million letter of credit and personal guarantors with liquid net worth of approximately $15.0 million in order to issue the performance bond due to the deterioration in the Company’s financial condition during the past year. Neither BET nor the Company was able to deliver the required letter of credit or to obtain any third parties interested in providing collateral and/or guarantees on the Company’s behalf without taking a major portion of the profits from the Brooklyn Contract. During the course of the negotiations with the proposed purchaser, New CEI, Inc., regarding the proposed sale of Clean Earth, such purchaser indicated that the receipt of the Brooklyn Contract was critical to the proposed purchaser’s decision to proceed with the purchase of Clean Earth. In addition, the issuance of the Brooklyn Contract to BET is a condition of closing of the proposed sale of Clean Earth as it is necessary to Clean Earth’s ability to meet certain financial representations in the Purchase Agreement with New CEI, Inc.. In order to permit BET to obtain the Brooklyn Contract and to avoid the termination of negotiations related to the proposed sale of Clean Earth, Mark S. Alsentzer, the Company’s Chairman, and Chief Executive Officer, and August Schultes, a director of the Company, established a group of personal indemnitors, referred to as the B.C. Guarantors, including family members and affiliates of the two directors as well as third parties, who are willing to provide the letter of credit and guarantee for the issuance of the performance bond in exchange for a fee described below.

      In order to accomplish the indemnity transaction with the B.C. Guarantors, the Company verbally agreed to pay the B.C. Guarantors a fee of $862,500, subject to the fee being increased pursuant to a renegotiation in the event the sale of Clean Earth was closed on or before March 31, 2002. To date, no re-negotiation has occurred. Of the $862,500 to be paid to the B.C. Guarantors, up to $375,000 of this amount will be paid by New CEI, Inc., the purchaser of Clean Earth, if the sale of Clean Earth is consummated pursuant to the terms of the Purchase Agreement related to the proposed sale of Clean Earth voted upon by stockholders in March 2002 and the remaining amount not paid by New CEI, Inc. will be paid by the Company, of which 75% of this remaining amount will be paid in cash and 25% of this remaining amount will be in the form of warrants to purchase its common stock.

      The Company has a professional services contract with Rosetto & Associates LLC, a private law firm that performs legal work for the company as well as unrelated third parties. Mr. Rosetto, Executive Vice President, General Counsel and Secretary for the Company, is the sole principal of Rosetto & Associates. Rosetto & Associates billed the Company $523,305, $465,145 and $355,377 for legal services for the years ended December 31, 2001, 2000 and 1999 respectively, and the Company billed $160,800, $160,800 and $206,514 to Rosetto & Associates for use of office space, office equipment and other shared services during the years ended December 31, 2001, 2000 and 1999 respectively. In addition, Rosetto & Associates has paid out of pocket expenses on behalf of the Company for outside attorneys’ and consulting fees of approximately $250,000, $200,000 and $130,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

      Strategic Alliance Group, LLC, which provides redevelopment services for landfills and other industrial properties, may consider engaging the services of the Company in connection with its operations, including, but not limited to, retaining Clean Earth as a subcontractor in connection with a landfill contract between Strategic Alliance Group, LLP and the City of Linden, New Jersey. Some of the Company’s officers and employees, including Mark Alsentzer and Bruce Rosetto, own a minority interest in Strategic Alliance Group, LLC.

      The Company leases office space for $34,000 per year from a building owned by Mark Alsentzer in Hatfield, PA. The lease expires in October 2004.

STOCK PERFORMANCE GRAPH

      The following graph shows a comparison of the cumulative total return for the Company’s common Stock, the Nasdaq Stock Market and the Company Composite Index (defined below), assuming an investment of $100 in each on February 14, 1998, the date that the Company’s Common Stock was first registered under the Securities Act of 1934, and the reinvestment of all dividends.

      The Company Lumber — Recycling Composite Index reflects the performance of the following publicly traded companies in industries similar to that of the Company: Trex Company, Inc., Advanced Environmental Recycling Technologies, Inc., Safety-Kleen Corp., Clean Harbors, Inc. and IT Group, Inc.

TOTAL RETURN TO STOCKHOLDERS

(Assumes $100 investment on 2/13/98)

Total Return Analysis	2/13/1998	12/31/1998	12/31/1999	12/29/2000	12/31/2001

U.S. Plastic Lumber	$100.00	$121.33	$164.00	$27.36	$8.52
Peer Group	$100.00	$91.22	$116.60	$90.27	$86.94
Nasdaq Composite	$100.00	$128.67	$239.47	$145.38	$114.77

Source:	Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

       Based upon the recommendation of the Audit Committee, the Board of Directors has selected BDO SEIDMAN, LLP to be the Company’s independent certified public accountants for fiscal 2002. The Board of Directors has invited a representative from both KPMG LLP and BDO SEIDMAN, LLP to attend the Annual Meeting on May 29, 2002. These representatives are expected to attend the Annual Meeting and will have an opportunity to make a statement if they so desire. Such representatives will be available to answer questions from stockholders. In 1999, 2000 and 2001, the Company used the services of KPMG, LLP.

      Audit Fees. The aggregate fees billed by KPMG, LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2001 (the “2001 fiscal year”) and the reviews of the financial statements included in the Company’s Form 10-Qs for the 2001 fiscal year totaled $275,000.

      Financial Information Systems Design and Implementation Fees. There were no fees billed for professional services related to financial information systems design and implementation by KPMG LLP for the 2001 fiscal year.

      All Other Fees. Other than the fees described in the preceding two paragraphs, there were fees to KPMG for fiscal 2001 in an amount of approximately $101,846 for review of registrations statements and responses to review by the Securities and Exchange Commission relative thereto.

      The Audit Committee has considered whether the provision of services covered in the preceding two paragraphs is compatible with maintaining KPMG’s independence.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

      On April 24, 2002, the Company notified its principal accountants, KPMG LLP, that it was terminating their engagement as principal accountants and engaging BDO Seidman, LLP as its new principal accountants, as recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors. The reports of KPMG LLP on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle, except as follows:

      KPMG LLP’s report on the consolidated financial statements of U.S. Plastic, Corp and subsidiaries as of and for the years ended December 31, 2001 and 2000, contained a separate paragraph stating that “the consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed to in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has an accumulated deficit and a working capital deficit of approximately $61.0 million and $60.5 million, respectively and has not made the scheduled principal and interest payments on its Senior Credit Facility. The Company’s failure to make its principal and interest payments constitutes an event of default that permits the lenders under the Senior Credit Facility to accelerate their maturity. The Company currently does not have the financial resources to repay its obligations as they become due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty”.

      In connection with its audits of the two fiscal years ended December 31, 2001 and the subsequent interim period through April 24, 2002, there have been no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The Company has engaged the firm of BDO Seidman, LLP as its new independent accountants to conduct the 2002 audit. This action has been approved by the Board of Directors of the Company.

      The newly engaged accountants have not been consulted regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of equity securities of the Company, to file reports of ownership and changes in ownership to the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

      To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Stockholder Proposals

      Pursuant to the proxy rules promulgated under the Securities and Exchange Act of 1934, as amended, (the “Exchange Act”), the deadline for providing the Company timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the Company’s Annual Meeting to be held in 2003 (the “2003 Annual Meeting”) will be March 11, 2003. As to all such matters which the Company does not have notice on or prior to March 12, 2003, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the Meeting to vote on such proposal. This change in procedure does not affect the Rule 14a-8 requirements applicable to inclusion of stockholder proposal in the Company’s proxy materials related to the Meeting. A stockholder proposal must be submitted to the Company at its offices located at 2300 Glades Road, Suite 440W, Boca Raton, FL, 33431 by December 29, 2002 to receive consideration for inclusion in the Company’s 2002 proxy materials. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

Expenses of Solicitation

      This Proxy Statement is furnished to our stockholders by management in connection with the solicitation of proxies for use at the Annual Meeting. The expense of the proxy solicitation will be borne by the Company. InterWest Transfer Company has been retained by the Company to assist in the solicitation and tabulation of proxies and will be paid a fee of $5,000 for such services plus reimbursement of out-of-pocket expenses. In addition to solicitation by mail, proxies may be solicited in person or by telephone, or electronic mail by directors, officers or employees of the Company and its subsidiaries without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of the Company’s Common Stock, the Company is required to pay the reasonable expenses incurred by such record holders for mailing proxy materials and annual stockholder reports to any beneficial owners of the Common Stock.

Annual Report

      This Proxy Statement is accompanied by the Annual Report to Stockholders on Form 10-K filed with the SEC for the year ended December 31, 2001 (the “Annual Report”). The Annual Report contains the Company’s audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

      EACH PERSON SOLICITED HEREUNDER CAN OBTAIN ANOTHER COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A WRITTEN REQUEST TO:

U.S. Plastic Lumber Corp.

Attn: Bruce C. Rosetto
2300 Glades Rd., Suite 440W
Boca Raton, FL. 33431

By Order of the Board of Directors,

/s/ Bruce C. Rosetto

Bruce C. Rosetto, Corporate Secretary

REVOCABLE PROXY
U.S. PLASTIC LUMBER CORP.
Annual Meeting of Stockholders
MAY 29, 2002

The undersigned hereby constitutes and appoints Mark S. Alsentzer and Bruce C. Rosetto and each of them, as attorneys-in-fact and proxies of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to appear at the Annual Meeting of Stockholders (the “Annual Meeting”) of U.S. Plastic Lumber Corp. (“USPL”), to be held at USPL’s Ocala plastic lumber plant located at 1909 NE 25th Avenue, Ocala, FL 33470 on the 29th day of May, 2002, and at any postponement or adjournment thereof, and to vote all of the shares of common stock of USPL which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned directs the proxies to vote as follows:

   Please mark your votes as in this example. ☒

1.	The election as director of the following nominee for the term of three years (except as marked to the contrary):

GARY J. ZIEGLER	☐ FOR ☐ VOTE WITHHELD

2.	To ratify the appointment of BDO Seidman, LLP as independent auditors for fiscal year ending December 31, 2002.

☐ FOR        ☐ AGAINST        ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote on any other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF USPL . THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE DIRECTOR NOMINEE AND THE PROPOSALS SET FORTH HEREIN.

ALL OF THE PROPOSALS SET FORTH ABOVE ARE PROPOSALS OF USPL . NONE OF THE PROPOSALS IS RELATED TO OR CONDITIONED UPON THE APPROVAL OF ANY OTHER PROPOSAL .

PLEASE DATE AND SIGN ON THE REVERSE SIDE

THE PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, THE PERSONS NAME HEREIN INTEND TO VOTE FOR THE ELECTION OF THE NOMINEE LISTED AND FOR THE APPROVAL OF THE PROPOSALS SET FORTH HEREIN. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE USPL’s PROXY STATEMENT.

The undersigned may revoke this proxy any time before it is voted by (i) filing with the Secretary of USPL a written notice of revocation bearing a later date than this proxy, (ii) duly executing a later dated proxy relating to the same shares, or (iii) attending the Annual Meeting and voting in person (although attendance of the Annual Meeting will not in itself constitute a revocation of the proxy). Before the taking of the vote at the Annual Meeting, any written notice of revocation or subsequent proxy should be sent to U.S. Plastic Lumber Corp., 2300 W. Glades Road, Suite 440W, Boca Raton, Florida 33431, attention: Secretary or hand delivered to the Secretary of USPL .

The undersigned hereby acknowledges receipt of USPL’s 2001 Annual Report to Stockholders, Notice of USPL’s Annual Meeting and the Proxy Statement relating thereto.

Date: ________________________________, 2002
(Please date this Proxy)

Signature(s)

It would be helpful if you signed your name exactly as it appears on your stock certificate(s), indicating any official position or representative capacity. If shares are registered in more than one name, all owners should sign.

   YOUR VOTE IS IMPORTANT! PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

THANK YOU FOR VOTING!